Exhibit 99.1

Mister Car Wash Announces Second Quarter Fiscal 2021 Financial Results

Record $197.1 Million Second Quarter Net Revenues—93% Increase over Q2 Fiscal 2020

93% Comparable Stores Sales Increased including 39% Increase in UWC Members

Opened 7 new locations in Fiscal Q2

Provides Fiscal 2021 Outlook

Tucson, Ariz., August 12, 2021 – Mister Car Wash, Inc. (“Company” NYSE: MCW), the nation’s largest car wash brand, today announced its financial results for the quarter ended June 30, 2021.

John Lai, Chairperson and CEO of Mister Car Wash, stated, “We are very pleased to report record sales for the second quarter, underscored by continued strength in our comparable stores sales growth and the addition of approximately 143,000 new Unlimited Wash Club® (“UWC”) members. This performance is a testament to the team we’ve built over the past 25 years and their relentless focus on operational excellence and delivering a great customer experience.”

Mr. Lai continued, “Upon entering our next chapter as a public company, we continue to see significant growth ahead as we capitalize on the strong fundamentals of our business as well as on the highly fragmented and resilient industry in which we operate. We believe we are well positioned to continue driving sustainable profitable growth in the years ahead as our team continues to deliver exceptional service, providing our customers not only the best car wash, but a fast, smooth and seamless experience.”

Second Quarter Highlights

•	Net revenues increased 93% to $197.1 million for the second quarter of 2021 from $101.9 million in Q2 fiscal 2020 and increased 25% from Q2 fiscal 2019.

•

Our revenue growth for Q2 fiscal 2021 was impacted by a $5.1 million decrease in oil change revenue as a result of the divestiture of our quick lube facilities in December 2020. We are also comparing to a prior year period when we temporarily suspended our services including UWC billings, at more than 300 of our locations between March 2020 and May 2020 in response to the rapid onset of the pandemic.

•	Comparable stores sales increased 93% for the second quarter of 2021 compared to Q2 fiscal 2020.

•	Compounded two-year comparable stores sales* increased 22% compared to the second quarter of 2019.

•	As of June 30, 2021, the Company had 1.5 million UWC members, which represented a 39% increase over the prior year. For Q2 2021, UWC sales represented approximately 62% of total washes.

•	The Company operated 351 car wash locations as of June 30, 2021, compared to 327 locations as of June 30, 2020.

•	Net loss was $110.3 million, compared to $8.8 million in Q2 Fiscal 2020.

•

During the quarter, we incurred a $202.0 million one-time, non-cash charge related to the vesting of legacy performance-vesting options in connection with the IPO. This charge was allocated between Cost of Labor and Chemicals and General and Administrative Expense. These performance-based awards were granted as part of the 2014 Stock Option Plan following acquisition of the Company by Leonard Green & Partners, L.P. (“LGP”).

•

Adjusted net income, which excludes certain one-time items such as the vesting of performance-based stock options on the consummation of the Company’s initial public offering (“IPO”), as well as expenses related to the Company’s IPO and costs associated with the refinancing of the Company’s credit facility, improved by $40.6 million to $41.4 million from $0.8 million in the prior year period. (See Use of Non-GAAP Financial Measures and Reconciliation of GAAP to Non-GAAP Financial Measures below.)

•	Adjusted EBITDA increased 160% to $73.1 million for the second quarter of 2021 from $28.2 million in Q2 fiscal 2020.

•

Net loss per share was $0.42 compared to a net loss per share of $0.03 in the second quarter of 2020. Diluted adjusted net income per share improved to $0.14 from breakeven in the second quarter of 2020.

Year-to-Date Highlights

•	Net revenues increased 45% to $372.6 million from $257.1 million in the first six months of 2020. Compared to the first six months of 2019, net revenues increased 21%.

•

Our revenue growth for the first six months of 2021 was impacted by a $12.1 million decrease in oil change revenue as a result of the divestiture of our quick lube facilities in December 2020. We are also comparing to a prior year period when we temporarily suspended our services including UWC billings, at more than 300 of our locations between March 2020 and May 2020 in response to the rapid onset of the pandemic.

•	Comparable stores sales increased 50% for the first six months of 2021 compared to the prior year period.

•	Compounded two-year comparable stores sales* increased 20% compared to the first six months of 2019.

•	Net loss was $85.7 million compared to net income of $0.1 million in the first six months of 2020.

•	Adjusted net income improved by $54.7 million to $68.2 million from $13.5 million in the prior year period.

•	Adjusted EBITDA increased 97% to $134.6 million from $68.2 million in the first six months of 2020.

•	Net loss per share was $0.33 compared to breakeven in the first six months of 2020. Diluted adjusted net income per share improved to $0.24 from $0.05 in the first six months of 2020.

Store Count

	Q2 2020	Q2 2021	First Half 2021 YTD
Beginning location count	327	344	342
Locations acquired	0	5	5
Greenfield locations opened	1	2	4
Closures	1	0	0
Divestitures & other	0	0	0

Ending location count	327	351	351

Balance Sheet and Cash Flow Highlights

The Company’s IPO closed on June 29, 2021. Application of proceeds from the IPO are reflected in the Company’s financial statements for the quarter ended June 30, 2021.

•

Cash and cash equivalents totaled $155.0 million and there were $615.4 million in borrowings under the Company’s credit facilities as of June 30, 2021 compared to cash and cash equivalents of $57.8 million and borrowings of $1,074.5 million as of June 30, 2020.

•	The Company amended its revolving commitment and increased borrowing capacity from $75 million to $150 million.

•	Net cash provided by operating activities totaled $119.7 million during the second half of 2021, compared to $53.9 million for the same period of fiscal 2020.

Fiscal 2021 Outlook

The Company provided guidance for the fiscal year ended December 31, 2021.

2021 Outlook
Revenues, net growth %†	~30%
Comparable stores sales growth %	29% to 33%
GAAP net income (loss)	$(45) to $(30) million
Adjusted net income (loss)	$120 to $135 million
Adjusted EBITDA	$247 to $252 million
Adjusted net income per share, diluted	$0.39 to $0.44
Common shares outstanding as of year end, diluted	330 million
New greenfield locations	16-18 locations

†	Revenue, net growth considers the $23.8 million loss of revenue associated with the divestiture of our quick lube facilities in December 2020.

The Company also provided the following long-term growth targets	Long-Term Target
Annual unit growth	High single digits
Acquired locations	50 over 5 years
Comparable stores sales growth	Mid single digits
Total topline growth	High single digits
Adjusted EBITDA growth	Low double digits

Other Items

Due to satisfaction of certain trading price requirements resulting from the Company’s stock performance since IPO, on July 26, 2021, BofA Securities, Inc. and Morgan Stanley & Co. LLC waived the lock-up restriction with respect to up to 6,546,806 shares of our common stock held by certain of the Company’s officers. The waiver for the shares held by certain of the Company’s officers was conditioned on LGP and certain other institutional investors qualifying to sell shares of the Company’s common stock upon satisfaction of the trading price requirements in the IPO lock-up agreements of LGP and the other institutional investors, which trading pricing requirements have been satisfied, and extends only to the same proportion of shares of common stock actually sold by LGP and the other institutional investors during the term of the lock-up agreement. BofA Securities, Inc. and Morgan Stanley & Co. LLC also waived the lock-up restriction with respect to an additional 1,823,542 shares of the Company’s common stock held by certain other of the Company’s current and former employees, effective no earlier than August 15, 2021. This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

* 2021 compounded two-year comparable stores sales growth is calculated as the compounded growth rate of 2020 comparable stores sales growth and 2021 comparable stores sales growth.

Conference Call Details

A conference call to discuss the Company’s financial results for the second quarter of Fiscal 2021 is scheduled for today, August 12, 2021 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-300-8521 (international callers please dial 1-412-317-6026) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://ir.mistercarwash.com/.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed online at https://ir.mistercarwash.com/ for 90 days.

About Mister Car Wash® | Inspiring People to Shine®

Headquartered in Tucson, Arizona, Mister Car Wash, Inc. (NYSE: MCW) operates over 350 car washes nationwide and has the largest car wash subscription program in North America. With over 25 years of car wash experience, the Mister team is focused on operational excellence and delivering a memorable customer experience through elevated hospitality. The Mister brand is anchored in quality, friendliness and a commitment to the communities we serve as good stewards of the environment and the resources we use. We believe that when you take care of your people, they will take care of your customers. To learn more visit: https://mistercarwash.com

Use of Non-GAAP Financial Measures

This press release includes references non-GAAP financial measures, including Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income (loss) per diluted share (the “Company’s Non-GAAP Financial Measures”). These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. The reconciliations of the Company’s non-GAAP financial measures to the corresponding GAAP measures should be carefully evaluated.

The Company’s Non-GAAP Financial Measures are non-GAAP measures of the Company’s financial performance and should not be considered as an alternative to net income as a measure of financial performance or any other performance measure derived in accordance with U.S. GAAP, and should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is defined as net (loss) income before interest expense, net, income tax (benefit) expense, depreciation and amortization expense, (gain) loss on sale of assets, gain on sale of quick lube facilities, dividend recapitalization fees and payments, loss on early debt extinguishment, stock-based compensation expense, acquisition expenses, management fees, non-cash rent expense, expenses associated with the IPO, and other non-recurring charges. Adjusted net income (loss) is defined as net income (loss) before interest expense, (gain) loss on sale of assets, dividend recapitalization fees and payments, loss on debt extinguishment, stock-based compensation expense, acquisition expenses, management fees, non-cash rent expense, expenses associated with the IPO, other non-recurring charges and the tax impact of adjustments to net (loss) income.

Adjusted weighted-average common shares outstanding – diluted is defined as the diluted weighted average shares outstanding during the period of a GAAP net loss plus the dilutive impact of potential new shares issuable upon vesting and exercise of stock options and restricted stock units. The Company adjusts Adjusted weighted-average common shares outstanding – diluted for the dilutive impact of potential new shares as we believe it is useful to investors to better analyze and compare the Company’s Adjusted Net Income per share between periods in which the Company incurs GAAP net income and GAAP net losses. Diluted adjusted net income per share is defined as adjusted net income per share divided by adjusted weighted-average common shares outstanding – diluted.

The Company presents the Company’s Non-GAAP Financial Measures because management believes that these measures assist investors and analysts in comparing the Company’s operating performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of the Company’s ongoing operating performance. Investors are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate for supplemental analysis. In evaluating Company’s Non-GAAP Financial Measures, investors should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in the Company’s presentation of Company’s Non-GAAP Financial Measures. The Company’s presentation of Company’s Non-GAAP Financial Measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. There can be no assurance that the Company will not modify the presentation of the Company’s Non-GAAP Financial Measures in future periods, and any such modification may be material. In addition, the Company’s Non-GAAP Financial Measures may not be comparable to similarly titled measures used by other companies in the Company’s industry or across different industries.

Management believes that the Company’s Non-GAAP Financial Measures are helpful in highlighting trends in the Company’s core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management also uses Adjusted EBITDA in connection with establishing discretionary annual incentive compensation; to supplement U.S. GAAP measures of performance in the evaluation of the effectiveness of the Company’s business strategies; to make budgeting decisions; and because the Company’s credit facilities use measures similar to Adjusted EBITDA to measure the Company’s compliance with certain covenants.

The Company’s Non-GAAP Financial Measures have limitations as analytical tools, and investors should not consider these measures in isolation or as substitutes for analysis of the Company’s results as reported under U.S. GAAP. Some of these limitations include, for example, Adjusted EBITDA does not reflect: the Company’s cash expenditure or future requirements for capital expenditures or contractual commitments; the Company’s cash requirements for the Company’s working capital needs; the interest expense and the cash requirements necessary to service interest or principal payments on the Company’s debt; cash requirements for replacement of assets that are being depreciated and amortized; and the impact of certain cash charges or cash receipts resulting from matters management does not find indicative of the Company’s ongoing operations. In addition, other companies in the Company’s industry may calculate similarly titled non-GAAP financial measures differently than the Company.

A reconciliation of the Company’s Adjusted EBITDA growth guidance to the most directly comparable GAAP financial measure cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including acquisition expenses, other non-recurring and the other adjustments reflected in our reconciliation of historical non-GAAP financial measures, the amounts of which, could be material.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include but are not limited to Mister Car Wash’s expansion efforts and branding initiatives and its financial outlook for fiscal 2021 and long-term targets. Words including “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” or the negative thereof or other variations thereon or comparable terminology are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking.

These forward-looking statements are based on management’s current expectations and beliefs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: developments involving the Company’s competitors and its industry; the Company’s ability to attract new customers, retain existing customers and maintain or grow its number of subscription members; potential future impacts of the COVID-19 pandemic, including from variants thereof; the Company’s ability to open and operate new locations on a timely and cost-effective manner; the Company’s ability to identify suitable acquisition targets and consummate such acquisitions on attractive terms; the Company’s ability to maintain and enhance its brand reputation; the Company’s reliance on and relationships with third-party suppliers; risk related to the Company’s indebtedness and capital requirements; risk related to governmental laws and regulations applicable to the Company and its business; the Company’s ability to maintain data and information security and prevent unauthorized access to electronic and other confidential information; and the other important factors discussed under the caption “Risk Factors” in the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on July 27, 2021 (File No. 333-258186), as such factors may be updated from time to time in its other filings with the SEC, including its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, accessible on the SEC’s website at www.sec.gov and Investors Relations section of the Company’s website at www.mistercarwash.com.

These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any forward-looking statement that the Company makes in this press release speaks only as of the date of such statement. Except as required by law, the Company does not have any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact

Investors

Farah Soi/Caitlin Churchill

ICR

IR@mistercarwash.com

Media

Megan Everett

media@mistercarwash.com

Condensed Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues, net	$197,080	$101,856	$372,588	$257,108
Cost of labor and chemicals	87,864	34,059	139,613	91,629
Other store operating expenses	65,363	49,752	126,446	108,225
General and administrative	188,896	13,634	203,857	26,593
(Gain) loss on sale of assets	(7,097)	167	(6,307)	510

Total costs and expenses	335,026	97,612	463,609	226,957

Operating (loss) income	(137,946)	4,244	(91,021)	30,151

Other expense:
Interest expense, net	13,740	16,229	27,699	33,424
Loss on extinguishment of debt	3,183	—	3,183	1,918

Total other expense	16,923	16,229	30,882	35,342

Loss before taxes	(154,869)	(11,985)	(121,903)	(5,191)
Income tax benefit	(44,569)	(3,231)	(36,187)	(5,297)

Net (loss) income	$(110,300)	$(8,754)	$(85,716)	$106

Other comprehensive loss, net of tax:
Gain (loss) on interest rate swap	28	(901)	347	(901)

Total comprehensive loss	$(110,272)	$(9,655)	$(85,369)	$(795)

Net (loss) income per share:
Basic	$(0.42)	$(0.03)	$(0.33)	$0.00

Diluted	$(0.42)	$(0.03)	$(0.33)	$0.00

Weighted-average common shares outstanding:
Basic	264,274,968	261,742,515	263,218,870	261,744,966

Diluted	264,274,968	261,742,515	263,218,870	273,935,572

Condensed Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	As of
	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$154,972	$114,647
Restricted cash	3,368	3,227
Accounts receivable, net	7,813	4,613
Inventory	6,407	6,415
Prepaid expenses and other current assets	8,843	6,068

Total current assets	181,403	134,970

Property and equipment, net	279,605	263,034
Operating lease right of use assets, net	696,134	681,538
Other intangible assets, net	125,642	127,019
Goodwill	755,524	737,415
Other assets	5,224	4,477

Total assets	$2,043,532	$1,948,453

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$24,160	$24,374
Accrued payroll and related expenses	20,069	11,424
Other accrued expenses	23,116	20,264
Current maturities of debt	8,400	8,400
Current maturities of operating lease liability	35,545	33,485
Current maturities of finance lease liability	526	495
Deferred revenue	26,495	24,505

Total current liabilities	138,311	122,947

Long-term portion of debt, net	603,649	1,054,820
Operating lease liability	698,751	685,479
Financing lease liability	15,647	15,917
Long-term deferred tax liability	7,397	46,082
Other long-term liabilities	5,760	6,558

Total liabilities	1,469,515	1,931,803

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 296,062,478 and 261,907,622 shares outstanding as of June 30, 2021 and December 31, 2020, respectively	2,967	2,622
Additional paid-in capital	733,914	91,523
Accumulated other comprehensive loss	(770)	(1,117)
Accumulated deficit	(162,094)	(76,378)

Total stockholders’ equity	574,017	16,650

Total liabilities and stockholders’ equity	$2,043,532	$1,948,453

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net (loss) income	$(85,716)	$106
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization expense	23,550	22,097
Stock-based compensation expense	203,541	785
(Gain) loss on disposal of property and equipment	(6,307)	510
Loss on extinguishment of debt	3,183	1,918
Amortization of deferred financing costs	698	827
Non-cash lease expense	17,182	17,026
Deferred income tax	(38,440)	4,085
Changes in assets and liabilities:
Accounts receivable	(3,201)	242
Inventory	41	1,113
Prepaid expenses and other current assets	(2,776)	270
Accounts payable	14,926	(2,348)
Accrued expenses	8,614	21,751
Deferred revenue	1,838	(289)
Operating lease liability	(16,446)	(14,021)
Other noncurrent assets and liabilities	(1,012)	(219)

Net cash provided by operating activities	$119,675	$53,853

Cash flows from investing activities:
Purchases of property and equipment	(44,194)	(27,405)
Acquisition of car wash operations, net of cash acquired	(44,652)	(5,991)
Proceeds from sale of property and equipment	22,201	3,893

Net cash used in investing activities	$(66,645)	$(29,503)

Cash flows from financing activities:
Proceeds from issuance of common stock pursuant to initial public offering	468,750	—
Proceeds from exercise of stock options	121	—
Payments for repurchases of common stock	(308)	(329)
Proceeds from secondary offering for employee tax withholdings	14,874	—
Tax withholdings paid on behalf of employees for secondary offering	(14,874)	—
Proceeds from debt borrowings	—	45,625
Proceeds from revolving line of credit	—	111,681
Payments on debt borrowings	(454,872)	(4,200)
Payments on revolving line of credit	—	(125,681)
Payments of debt extinguishment costs	(28)	—
Payments of deferred financing costs	(226)	—
Principal payments on finance lease obligations	(240)	(61)
Payments of issuance costs pursuant to initial public offering	(25,761)	—

Net cash (used in) provided by financing activities	$(12,564)	$27,035

Net change in cash and cash equivalents, and restricted cash during period	40,466	51,385
Cash and cash equivalents, and restricted cash at beginning of period	117,874	6,705

Cash and cash equivalents, and restricted cash at end of period	$158,340	$58,090

Supplemental disclosure of cash flow information:
Cash paid for interest	$27,577	$18,901
Cash paid for income taxes	$5,594	$204
Supplemental disclosure of non-cash investing and financing activities:
Property and equipment in accounts payable	$8,782	$5,015
Issuance costs pursuant to initial public offering in accounts payable and other accrued expenses	$3,433	$—

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2021	2020	2021	2020
Reconciliation of net (loss) income to Adjusted EBITDA:
Net (loss) income	$(110,300)	$(8,754)	$(85,716)	$106
Interest expense, net	13,740	16,229	27,699	33,424
Income tax benefit	(44,569)	(3,231)	(36,187)	(5,297)
Depreciation and amortization expense	11,900	11,140	23,550	22,097
(Gain) loss on sale of assets	(7,097)	167	(6,307)	510
Dividend recapitalization fees and payments	—	—	—	772
Loss on extinguishment of debt	3,183	—	3,183	1,918
Stock-based compensation expense	203,231	398	203,541	785
Acquisition expenses	555	350	1,009	1,014
Management fees	250	—	500	250
Non-cash rent expense	378	11,151	756	11,468
Expenses associated with initial public offering	1,450	—	1,450	—
Other	357	704	1,072	1,177

Adjusted EBITDA	$73,078	$28,154	$134,550	$68,224

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2021	2020	2021	2020
Reconciliation of net (loss) income to Adjusted Net Income:
Net (loss) income	$(110,300)	$(8,754)	$(85,716)	$106
(Gain) loss on sale of assets	(7,097)	167	(6,307)	510
Dividend recapitalization fees and payments	—	—	—	772
Loss on extinguishment of debt	3,183	—	3,183	1,918
Stock-based compensation expense	203,231	398	203,541	785
Acquisition expenses	555	350	1,009	1,014
Management fees	250	—	500	250
Non-cash rent expense	378	11,151	756	11,468
Expenses associated with initial public offering	1,450	—	1,450	—
Other	357	704	1,072	1,177
Tax impact of adjustments to net (loss) income	(50,577)	(3,193)	(51,301)	(4,474)

Adjusted Net Income	$41,430	$823	$68,187	$13,526

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of weighted-average common shares outstanding - diluted to Adjusted weighted-average common shares outstanding - diluted:
Weighted-average common shares outstanding - diluted	264,274,968	261,742,515	263,218,870	273,935,572
Adjustments for potentially dilutive securities	30,693,844	12,203,171	23,448,635	—

Adjusted weighted-average common shares outstanding - diluted	294,968,812	273,945,686	286,667,505	273,935,572

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2021	2020	2021	2020
Reconciliation of net (loss) income to Adjusted Net Income:
Net (loss) income	$(110,300)	$(8,754)	$(85,716)	$106
(Gain) loss on sale of assets	(7,097)	167	(6,307)	510
Gain on sale of quick lube facilities	—	—	—	—
Dividend recapitalization fees and payments	—	—	—	772
Loss on extinguishment of debt	3,183	—	3,183	1,918
Stock-based compensation expense	203,231	398	203,541	785
Acquisition expenses	555	350	1,009	1,014
Management fees	250	—	500	250
Non-cash rent expense	378	11,151	756	11,468
Expenses associated with initial public offering	1,450	—	1,450	—
Other	357	704	1,072	1,177
Tax impact of adjustments to net (loss) income	(50,577)	(3,193)	(51,301)	(4,474)

Adjusted Net Income	$41,430	$823	$68,187	$13,526

Diluted Adjusted Net Income per share	$0.14	$0.00	$0.24	$0.05
Adjusted weighted-average common shares outstanding - diluted	294,968,812	273,945,686	286,667,505	273,935,572